UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 15, 2013
Equity One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)
(305) 947-1664
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
As a result of a periodic review of the Bylaws, on and effective March 15, 2013, the Board of Directors of Equity One, Inc. (the “Company”) amended and restated the Company's Bylaws, which, as amended and restated, are referred to herein as the “amended Bylaws.” Further details about the amended Bylaws are set forth below under Item 5.03 of this Current Report on Form 8-K and such disclosure is incorporated into this Item 3.03 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws.
The following is a summary of changes effected by adoption of the amended Bylaws, which is qualified in its entirety by reference to the full text of the amended Bylaws, a copy of which is filed as Exhibit 3.1 hereto. In addition to the amendments described below, the amended Bylaws include certain changes to (a) clarify language, (b) enhance consistency with Maryland law and New York Stock Exchange listing requirements and (c) make various technical corrections and non-substantive changes. The Bylaws as previously in effect are referred to herein as the “former Bylaws.”
Procedures Governing Stockholder-Requested Special Meetings. The amended Bylaws clarify procedures for the calling and holding of special stockholders meetings, including (a) delivery and contents of the initial notices from stockholders requesting a special meeting, (b) the fixing of a record date for determining stockholders entitled to request a special meeting and a record date for stockholders entitled to notice of and to vote at the meeting, (c) responsibility for the costs of preparing and mailing notice of a special meeting, (d) setting the time, date and place of a special meeting, (e) revocation of requests for a special meeting and (f) verifying the validity of a stockholder request for a special meeting.
Organization and Conduct of Stockholders Meetings. The amended Bylaws provide a more comprehensive list of the powers of the chairman of the meeting over the conduct of the meeting, including the express powers to determine whether to adjourn or recess the meeting, restrict attendance at meetings, limit the time for questions and insure compliance with state and local laws concerning safety and security.
Advance Notice of Director Nominations and New Business Proposals from Shareholders. The amended Bylaws expand the former Bylaw requirements of advance notice for stockholder nominations for director and stockholder business proposals.  The amended Bylaws (a) revise the advance notice requirements for director nominations and business proposals at annual meetings from, in the former Bylaws, 60 to 90 days before the anniversary of the date the prior year's meeting to 120 to 150 days before the anniversary of the date of the prior year's proxy statement, (b) increase the information that must be provided by a stockholder proposing business or a director nominee, including a requirement to provide information related to hedging activities, disclosure of an interest the stockholder may have in such business and additional disclosure regarding proposed nominees or persons acting in concert with the stockholder who proposes the nominees or business and (c) permit the Board of Directors to request written verification of any information previously submitted by a stockholder. These new timeframe and information requirements will be applicable beginning with the 2014 annual meeting of stockholders of the Company. For the 2013 annual meeting of stockholders, the timeframe for stockholder submissions of nominations of candidates for election or proposals of other business, as set forth in the former Bylaws and disclosed in the Company's Proxy Statement for its 2012 annual stockholders meeting under the heading “Questions and Answers - How do I submit a proposal for the 2013 annual meeting?,” has passed.
Notice of Meetings, Meeting Cancelation or Postponement. The amended Bylaws provide (a) for householding of meeting notices, (b) that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting, (c) that notice of stockholders and directors meetings may be provided by electronic transmission and (d) that the Company may postpone or cancel a meeting by making a public announcement.
Certificates. The amended Bylaws clarifies that the Company may issue shares of stock in uncertificated form.

Ratification. The amended Bylaws clarify that, in general, the Board of Directors or stockholders may ratify prior actions of the Company or its officers.
Emergency Provisions. The amended Bylaws provide for procedural flexibility in convening meetings of the Board of Directors of the Company in the event of an emergency.
Board Quorum. The amended Bylaws clarify that, after a quorum is established, a meeting of the Board of Directors of the Company may continue even if a sufficient number of directors leave the meeting resulting in less than a quorum remaining, provided that any action taken at the meeting must be approved by a majority of the original quorum.
Indemnification. The amended Bylaws provide expressly that director and officer indemnification and expense advance rights vest immediately upon election.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

3.1	Amended and Restated Bylaws of Equity One, Inc., as adopted on March 15, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: March 20, 2013	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President and General Counsel